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                                                                  EXHIBIT 23.1

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-114102 on Form S-4 of Merisant Worldwide, Inc. (the Company) of our reports dated March 24, 2004, relating to the financial statements and financial statement schedules of the Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP



Chicago, Illinois
December 8, 2004